EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2024 RESULTS

	Three months ended			Three months ended
	June 30,	March 31,	sequential	June 30,	year-over-year
	2024	2024	change	2023	change
(In millions, except per share amounts, percentages and backlog)
Contract drilling revenues	$861	$763	$98	$729	$132
Adjusted contract drilling revenues	$861	$767	$94	$748	$113
Revenue efficiency (1)	96.9%	92.9%	4.0%	97.2%	(0.3)%
Operating and maintenance expense	$534	$523	$11	$484	$50
Net income (loss) attributable to controlling interest	$(123)	$98	$(221)	$(165)	$42
Diluted earnings (loss) per share	$(0.15)	$0.11	$(0.26)	$(0.22)	$0.07

Adjusted EBITDA	$284	$199	$85	$237	$47
Adjusted EBITDA margin	33.0%	26.0%	7.0%	31.7%	1.3%
Adjusted net loss	$(123)	$(22)	$(101)	$(110)	$(13)
Adjusted diluted loss per share	$(0.15)	$(0.03)	$(0.12)	$(0.15)	$—

Backlog as of the July 2024 Fleet Status Report	$8.64	billion

STEINHAUSEN, Switzerland—July 31, 2024—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $123 million, $0.15 per diluted share, for the three months ended June 30, 2024. Second quarter results included certain favorable and unfavorable items, that were offsetting (see attached schedule).

Contract drilling revenues for the three months ended June 30, 2024, increased sequentially by $98 million to $861 million, primarily due to increased rig utilization and higher revenue efficiency across the fleet. This was partially offset by lower reimbursable revenue and lower revenues resulting from the sale of Paul B. Loyd, Jr.

Operating and maintenance expense was $534 million, compared with $523 million in the prior quarter. The sequential increase was primarily due to rigs returning to work after undergoing contract preparation in the first quarter and increased costs associated with the early retirement of certain personnel. This was partially offset by lower reimbursed expenses and lower operating costs resulting from the sale of Paul B. Loyd, Jr.

General and administrative expense was $59 million, up from $52 million in the first quarter. The increase was primarily due to costs associated with the early retirement of certain personnel and professional fees.

After consideration of the favorable adjustment of $69 million and $10 million in the second and first quarter, respectively, for the fair value of the bifurcated exchange feature related to the 4.625% exchangeable bonds, interest expense net of capitalized amounts was $143 million, compared to $127 million in the prior quarter. Interest income was $14 million, compared to $15 million in the previous quarter.

The Effective Tax Rate(2) was 474.5%, up from 206.0% in the prior quarter. The increase was primarily due to increased income before tax. The Effective Tax Rate excluding discrete items was 416.3% compared to 76.9% in the previous quarter.

Cash provided by operating activities was $133 million during the second quarter of 2024, representing an increase of $219 million compared to $86 million cash used in operating activities in the prior quarter. The sequential increase was primarily due to timing of interest payments, decreased payments for payroll-related costs and increased cash collected from customers.

Second quarter 2024 capital expenditures of $84 million were primarily associated with the newbuild ultra-deepwater drillship Deepwater Aquila. This compares with $83 million in the prior quarter.

“The entire Transocean team executed well in the second quarter, delivering strong uptime performance for our customers, which drove revenue efficiency to 97% and produced 33% Adjusted EBITDA margins,” said Chief Executive Officer, Jeremy Thigpen. “In addition, the team recently secured a number of meaningful contracts, which are illustrative of current industry dynamics and reinforce our view that we are in an increasingly tightening market. Of these contracts, we are especially excited to continue 20K operations with Beacon in the U.S. Gulf of Mexico.”

Thigpen concluded, “As we continue to secure work for our fleet, our focus remains on optimizing our portfolio of assets to maximize EBITDA and generate free cash flows, which we can use to de-lever the balance sheet.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 36 mobile offshore drilling units, consisting of 28 ultra-deepwater floaters and eight harsh environment floaters.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 11 a.m. EDT, 5 p.m. CEST, on Thursday, August 1, 2024, to discuss the results. To participate, dial +1 785-424-1222 and refer to conference code 119567 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 2 p.m. EDT, 8 p.m. CEST, on Thursday, August 1, 2024. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-1119, passcode 119567. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2023, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023

Contract drilling revenues	$861	$729	$1,624	$1,378

Costs and expenses
Operating and maintenance	534	484	1,057	893
Depreciation and amortization	184	186	369	368
General and administrative	59	48	111	93
	777	718	1,537	1,354

Loss on impairment of assets	(143)	(53)	(143)	(53)
Loss on disposal of assets, net	—	—	(6)	(170)
Operating loss	(59)	(42)	(62)	(199)

Other income (expense), net
Interest income	14	11	29	30
Interest expense, net of amounts capitalized	(74)	(168)	(191)	(417)
Gain (loss) on retirement of debt	140	—	140	(32)
Other, net	12	18	24	23
	92	(139)	2	(396)
Income (loss) before income tax expense (benefit)	33	(181)	(60)	(595)
Income tax expense (benefit)	156	(16)	(35)	35

Net loss	(123)	(165)	(25)	(630)
Net income attributable to noncontrolling interest	—	—	—	—
Net loss attributable to controlling interest	$(123)	$(165)	$(25)	$(630)

Loss per share, basic and diluted	$(0.15)	$(0.22)	$(0.03)	$(0.85)
Weighted-average shares, basic and diluted	824	761	821	745

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$475	$762
Accounts receivable, net of allowance of $2 at June 30, 2024 and December 31, 2023	607	512
Materials and supplies, net of allowance of $197 and $198 at June 30, 2024 and December 31, 2023, respectively	440	426
Restricted cash and cash equivalents	400	233
Other current assets	213	193
Total current assets	2,135	2,126

Property and equipment	24,066	23,875
Less accumulated depreciation	(6,983)	(6,934)
Property and equipment, net	17,083	16,941
Contract intangible assets	—	4
Deferred tax assets, net	30	44
Other assets	1,077	1,139
Total assets	$20,325	$20,254

Liabilities and equity
Accounts payable	$296	$323
Accrued income taxes	22	23
Debt due within one year	526	370
Other current liabilities	729	681
Total current liabilities	1,573	1,397

Long-term debt	6,775	7,043
Deferred tax liabilities, net	470	540
Other long-term liabilities	798	858
Total long-term liabilities	8,043	8,441

Commitments and contingencies

Shares, $0.10 par value, 1,057,879,029 authorized, 141,262,093 conditionally authorized, 940,828,901 issued and 875,456,314 outstanding at June 30, 2024, and CHF 0.10 par value, 1,021,294,549 authorized,
142,362,093 conditionally authorized, 843,715,858 issued and 809,030,846 outstanding at December 31, 2023	87	81
Additional paid-in capital	14,859	14,544
Accumulated deficit	(4,058)	(4,033)
Accumulated other comprehensive loss	(180)	(177)
Total controlling interest shareholders’ equity	10,708	10,415
Noncontrolling interest	1	1
Total equity	10,709	10,416
Total liabilities and equity	$20,325	$20,254

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended
	June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(25)	$(630)
Adjustments to reconcile to net cash provided by operating activities:
Amortization of contract intangible asset	4	37
Depreciation and amortization	369	368
Share-based compensation expense	26	20
Loss on impairment of assets	143	53
Loss on impairment of investment in unconsolidated affiliate	5	—
Loss on disposal of assets, net	6	170
Fair value adjustment to bifurcated compound exchange feature	(79)	179
Amortization of debt-related balances, net	26	25
(Gain) loss on retirement of debt	(140)	32
Deferred income tax expense (benefit)	(56)	27
Other, net	(3)	21
Changes in deferred revenues, net	97	27
Changes in deferred costs, net	(49)	(37)
Changes in other operating assets and liabilities, net	(277)	(182)
Net cash provided by operating activities	47	110

Cash flows from investing activities
Capital expenditures	(167)	(157)
Investment in loan to unconsolidated affiliate	(3)	—
Investment in equity of unconsolidated affiliate	—	(10)
Proceeds from disposal of assets, net	51	4
Cash acquired in acquisition of unconsolidated affiliate	5	—
Net cash used in investing activities	(114)	(163)

Cash flows from financing activities
Repayments of debt	(1,815)	(1,568)
Proceeds from issuance of debt, net of issue costs	1,767	1,665
Other, net	(5)	(1)
Net cash provided by (used in) financing activities	(53)	96

Net increase (decrease) in unrestricted and restricted cash and cash equivalents	(120)	43
Unrestricted and restricted cash and cash equivalents, beginning of period	995	991
Unrestricted and restricted cash and cash equivalents, end of period	$875	$1,034

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	June 30,	March 31,	June 30,
Contract Drilling Revenues (in millions)	2024	2024	2023
Ultra-deepwater floaters	$606	$569	$536
Harsh environment floaters	255	194	193
Total contract drilling revenues	$861	$763	$729

	Three months ended
	June 30,	March 31,	June 30,
Average Daily Revenue (1)	2024	2024	2023
Ultra-deepwater floaters	$433,900	$422,900	$380,600
Harsh environment floaters	449,600	367,900	332,000
Total fleet average daily revenue	$438,300	$408,200	$367,000

	Three months ended
	June 30,	March 31,	June 30,
Utilization (2)	2024	2024	2023
Ultra-deepwater floaters	53.5%	51.2%	53.7%
Harsh environment floaters	73.0%	62.0%	57.7%
Total fleet average rig utilization	57.8%	53.7%	54.7%

	Three months ended
	June 30,	March 31,	June 30,
Revenue Efficiency (3)	2024	2024	2023
Ultra-deepwater floaters	96.5%	92.7%	97.3%
Harsh environment floaters	98.1%	93.3%	96.8%
Total fleet average revenue efficiency	96.9%	92.9%	97.2%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

	YTD	QTD	YTD
	06/30/24	06/30/24	03/31/24
Adjusted Net Loss
Net income (loss) attributable to controlling interest, as reported	$(25)	$(123)	$98
Loss on impairment of assets, net of tax	138	138	—
Loss on impairment of investment in unconsolidated affiliates	5	4	1
Gain on retirement of debt	(140)	(140)	—
Discrete tax items	(123)	(2)	(121)
Net loss, as adjusted	$(145)	$(123)	$(22)

Adjusted Diluted Loss Per Share:
Diluted earnings (loss) per share, as reported	$(0.03)	$(0.15)	$0.11
Loss on impairment of assets, net of tax	0.17	0.17	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—
Gain on retirement of debt	(0.17)	(0.17)	—
Discrete tax items	(0.15)	—	(0.14)
Diluted loss per share, as adjusted	$(0.18)	$(0.15)	$(0.03)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on conversion of debt to equity	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Discrete tax items	(74)	3	(77)	(65)	(12)	(1)	(11)
Net loss, as adjusted	$(739)	$(74)	$(665)	$(280)	$(385)	$(110)	$(275)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(1.24)	$(0.13)	$(1.13)	$(0.28)	$(0.85)	$(0.22)	$(0.64)
Loss on impairment of assets	0.07	—	0.08	0.01	0.07	0.07	—
Loss on disposal of assets, net	0.22	—	0.23	—	0.23	—	0.23
Loss on impairment of investment in unconsolidated affiliate	0.01	0.01	—	—	—	—	—
Loss on conversion of debt to equity	0.04	0.03	—	—	—	—	—
(Gain) loss on retirement of debt	0.04	—	0.04	—	0.04	—	0.04
Discrete tax items	(0.10)	—	(0.10)	(0.09)	(0.01)	—	(0.01)
Diluted loss per share, as adjusted	$(0.96)	$(0.09)	$(0.88)	$(0.36)	$(0.52)	$(0.15)	$(0.38)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

	YTD	QTD	YTD
	06/30/24	06/30/24	03/31/24

Contract drilling revenues	$1,624	$861	$763
Contract intangible asset amortization	4	—	4
Adjusted Contract Drilling Revenues	$1,628	$861	$767

Net income (loss)	$(25)	$(123)	$98
Interest expense, net of interest income	162	60	102
Income tax expense (benefit)	(35)	156	(191)
Depreciation and amortization	369	184	185
Contract intangible asset amortization	4	—	4
EBITDA	475	277	198

Loss on impairment of assets	143	143	—
Loss on impairment of investment in unconsolidated affiliates	5	4	1
Gain on retirement of debt	(140)	(140)	—
Adjusted EBITDA	$483	$284	$199

Profit (loss) margin	(1.5)%	(14.3)%	12.9%
EBITDA margin	29.2%	32.2%	25.8%
Adjusted EBITDA margin	29.7%	33.0%	26.0%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Contract drilling revenues	$2,832	$741	$2,091	$713	$1,378	$729	$649
Contract intangible asset amortization	52	7	45	8	37	19	18
Adjusted Contract Drilling Revenues	$2,884	$748	$2,136	$721	$1,415	$748	$667

Net loss	$(954)	$(104)	$(850)	$(220)	$(630)	$(165)	$(465)
Interest expense, net of interest income	594	(13)	607	220	387	157	230
Income tax expense (benefit)	13	21	(8)	(43)	35	(16)	51
Depreciation and amortization	744	184	560	192	368	186	182
Contract intangible asset amortization	52	7	45	8	37	19	18
EBITDA	449	95	354	157	197	181	16

Loss on impairment of assets	57	(1)	58	5	53	53	—
Loss on disposal of assets, net	169	—	169	—	169	—	169
Loss on impairment of investment in unconsolidated affiliate	5	5	—	—	—	—	—
Loss on conversion of debt to equity	27	24	3	—	3	3	—
(Gain) loss on retirement of debt	31	(1)	32	—	32	—	32
Adjusted EBITDA	$738	$122	$616	$162	$454	$237	$217

Loss margin	(33.7)%	(14.0)%	(40.7)%	(30.9)%	(45.7)%	(22.6)%	(71.6)%
EBITDA margin	15.6%	12.7%	16.6%	21.8%	13.9%	24.2%	2.4%
Adjusted EBITDA margin	25.6%	16.3%	28.9%	22.5%	32.1%	31.7%	32.5%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Income (loss) before income taxes	$33	$(93)	$(181)	$(60)	$(595)
Loss on impairment of assets	143	—	53	143	53
Loss on disposal of assets, net	—	—	—	—	169
Loss on impairment of investment in unconsolidated affiliates	4	1	—	5	—
Loss on conversion of debt to equity	—	—	3	—	3
(Gain) loss on retirement of debt	(140)	—	—	(140)	32
Adjusted income (loss) before income taxes	$40	$(92)	$(125)	$(52)	$(338)

Income tax expense (benefit)	$156	$(191)	$(16)	$(35)	$35
Loss on impairment of assets	5	—	—	5	—
Loss on disposal of assets, net	—	—	—	—	—
Loss on impairment of investment in unconsolidated affiliates	—	—	—	—	—
Loss on conversion of debt to equity	—	—	—	—	—
(Gain) loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	2	121	1	123	12
Adjusted income tax expense (benefit) (2)	$163	$(70)	$(15)	$93	$47

Effective Tax Rate (3)	474.5%	206.0%	8.8%	57.8%	(5.9)%

Effective Tax Rate, excluding discrete items (4)	416.3%	76.9%	11.7%	(179.3)%	(14.0)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended June 30, 2024 included $234 million of additional tax expense, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.